UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2021

Amtech Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 12, 2021, Amtech Systems, Inc. (together, the “Company,” “we,” “us,” or “our”) detected a data incident in which attackers gained access to and disabled some of the technology systems used by one of our subsidiaries.

Promptly upon its detection of the security event, the Company launched an investigation, engaged legal counsel, and retained incident response and technical professionals. While investigation of the incident is ongoing, the Company has implemented a series of containment and remediation measures to address this situation. The Company also is working with cybersecurity professionals to restore systems and enhance the overall security posture of this subsidiary’s information technology systems.

Based on its preliminary assessment, the Company believes the incident only affected this subsidiary and may delay the shipments of some products to customers.  At this time, the Company does not believe that the incident affected the Company’s core corporate network or the networks of its other divisions and subsidiaries.

Item 9.01 Financial Statements and Exhibits.

d)  Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: April 14, 2021	By:	/s/ Lisa D. Gibbs
Name: Lisa D. Gibbs
Title: Vice President and Chief Financial Officer